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                                                                  Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 3, 1997, on our audits of the financial statements of The Liposome Company, Inc. included in the company's annual report on Form 10-K for the year ended December 29, 1996. We also consent to the references to our firm under the caption "Experts".




                                                      Coopers & Lybrand L.L.P.


Princeton, New Jersey
September 12, 1997